Exhibit 99.1

The Arena Group Reports Q4 and Full Year 2025 Results, Marking First Full Year of Positive Net Income and Major Debt Reduction

Revenue Diversification, Commerce Expansion and Disciplined Operations Continue to Fuel

Growth and Scale in Face of Industry Volatility

NEW YORK – March 16, 2026 – The Arena Group Holdings, Inc. (NYSE American: AREN) (“The Arena Group” or “Arena”), a brand, data, and IP company home to many of the nation’s most recognizable brands, including Parade, TheStreet, Men’s Journal, Athlon Sports, ShopHQ and the Adventure Network (including Surfer, Powder, Bike Magazine and more), today announced financial results for the three months ending December 31, 2025 (“Q4 2025”) and the year ended December 31, 2025 (“FY 2025”).

Financial Highlights for Q4 2025:

●	Fourth quarter revenue was $28.2 million, compared to $36.2 million in Q4 2024. Despite this reduction in revenue, gross margin was a robust 43.6% in Q4 2025, compared to 52.8% in Q4 2024, demonstrating the resilience of Arena’s variable cost structure.

●	Net income was $5.3 million, or 18.8%, compared to $6.9 million, or 19.1%, in Q4 2024, underscoring Arena’s commitment to operational discipline and cost management through margin optimization.

●	Adjusted EBITDA for Q4 2025 was $10.1 million compared to Adjusted EBITDA of $13.0 million in Q4 2024. Adjusted EBITDA margin of 35.8% in Q4 2025 represents a minimal variance from 35.9%, in Q4 2024, highlighting Arena’s ability to sustain high-level profitability in a dynamic macro environment.

●	Reduced outstanding debt load by 12% during Q4 2025 via a $13.0 million principal repayment, underscoring Arena’s commitment to a leaner, more efficient capital structure.

Financial Highlights for FY 2025:

●	Full year revenue increased to $134.8 million in 2025 from $125.9 million in 2024 as a result of growth in Arena’s non-advertising revenue streams. Publisher revenue increased $11.6 million over 2024 and performance marketing revenue increased $8.7 million over 2024 as a result of its continued focus on reducing its reliance on external traffic referral sources. Advertising revenue represented just 64% of total revenue in 2025 compared to 74% in 2024.

●	Full year gross margin significantly expanded to 50.7% in 2025 compared to 44.2% in 2024. This margin expansion highlights the structural efficiency and scalability of Arena’s Entrepreneurial Publishing model, as well as growth in its high-margin non-advertising revenue streams.

●	Income from continuing operations for 2025 was $28.6 million, up from a loss of $7.7 million in 2024. This improvement validates the successful implementation of Arena’s Entrepreneurial Publishing model and cost structure optimization efforts.

●	Net income was $124.9 million in 2025, including income from discontinued operations of $96.3 million, compared to a net loss of $100.7 million in 2024, including loss from discontinued operations of $93.0 million.

●	Adjusted EBITDA improved to $51.5 million, or 38.2% in 2025 compared to $27.0 million, or 21.4% in 2024 signaling a fundamental shift in Arena’s profitability profile and the high-margin scalability of our operating model.

●	Completed a strategic retirement of $23.5 million of outstanding debt, reducing Arena’s leverage by 57.8% from 4.5x in 2024 to 1.89x in 2025 while growing its cash balance by nearly $6.0 million. These balance sheet improvements underscore its powerful cash generation and disciplined approach to capital management.

“In 2025, we have transformed The Arena Group into a leaner, more resilient organization by innovating and scaling our Entrepreneurial Publishing model, aggressively paying down debt and maintaining strict cost controls,” Paul Edmondson, CEO of The Arena Group. “We believe our expansion into video and syndication (publisher revenue), alongside our commerce initiatives, provides the diversification necessary to navigate major algorithmic shifts and evolution of the media landscape. While the challenges of the industry will continue, we are confident that we’re better positioned with the ability to adapt in real-time, and we expect this strategic flexibility to drive positive cash from operations for the full year 2026.”

Operational Highlights for FY 2025:

●	Proven Scalability of the Entrepreneurial Publishing Model: Successfully expanded the EP from Athlon Sports to flagship brands Parade, Men’s Journal, TheStreet and Autoblog, driving record audience engagement and high-margin growth while maintaining a flexible, variable cost structure.

●	Strategic Content-to-Commerce Transformation: Completed the acquisition and relaunch of ShopHQ, transforming it from a broadcast-heavy model into a high-margin, drop-ship commerce platform that leverages Arena’s 100M+ monthly users.

●	Diversified Revenue Streams: Achieved a significant shift in revenue mix, with non-advertising revenue (commerce, performance marketing, and syndication) growing triple-digits year-over-year, reducing Arena’s reliance on industry-wide traffic volatility and algorithmic search changes.

●	Operational Discipline and Balance Sheet Strengthening: Successfully restructured operations and strengthened balance sheet through aggressive debt repayment and reduction of fixed costs, resulting in a transition to what The Arena Group believes will be consistent, repeatable profitability and a significantly improved net leverage position.

●	Launch of Encore: Moved the Encore AI platform into full production, unifying first-party data across all 40+ brands to connect user behavior directly to commerce outcomes and provide advertisers with high-conversion, brand-safe inventory.

About The Arena Group

The Arena Group Holdings, Inc (NYSE American: AREN) is a brand, data and IP company that builds, acquires and scales high-performing digital assets. We combine technology, storytelling and entrepreneurship to create deep content verticals that engage passionate audiences across sports & leisure, lifestyle and finance. Through our portfolio of owned and operated brands including Parade, TheStreet, Men’s Journal, Athlon Sports, ShopHQ and the Adventure Network (Surfer, Powder, Bike Magazine and more), we deliver trusted content and meaningful experiences to millions of users each month. Visit us at thearenagroup.net to learn more.

THE ARENA GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of dollars, except for share data)

	As of December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$10,338	$4,362
Accounts receivable (net of allowances of $1,255 in 2025 and $1,458 in 2024)	22,270	31,115
Prepayments and other current assets	3,022	4,757
Total current assets	35,630	40,234
Property and equipment, net	56	148
Operating lease right-of-use assets	2,031	2,340
Platform development, net	9,762	8,115
Acquired and other intangible assets, net	22,412	22,789
Other long term assets	137	151
Goodwill	42,575	42,575
Total assets	$112,603	$116,352
Liabilities, mezzanine equity and stockholders’ deficiency
Current liabilities:
Accounts payable	$1,676	$4,844
Accrued expenses and other	7,631	10,990
Unearned revenue	3,251	6,349
Subscription and returns reserve liability	508	430
Operating lease liability, current portion	402	254
Liquidated damages payable	3,535	3,230
Current liabilities from discontinued operations	–	96,159
Total current liabilities	17,003	122,256
Unearned revenue, net of current portion	43	403
Operating lease liability, net of current portion	2,071	1,964
Deferred tax liabilities	733	802
Simplify loan	–	10,651
Term debt	97,578	110,436
Total liabilities	117,428	246,512
Commitments and contingencies
Mezzanine equity:
Series G redeemable and convertible preferred stock, $0.01 par value,$1,000 per share liquidation value and 1,800 shares designated; aggregate liquidation value: $– and $168; Series G shares issued and outstanding: – and 168 ; common shares issuable upon conversion: – and 8,582 at December 31, 2025 and December 31, 2024	–	168
Total mezzanine equity	–	168
Stockholders’ deficiency:
Common stock, $0.01 par value, authorized 1,000,000,000 shares; issued and outstanding: 47,594,930 and 47,556,267 shares at December 31, 2025 and December 31, 2024, respectively	482	475
Additional paid-in capital	349,198	348,560
Accumulated deficit	(354,505)	(479,363)
Total stockholders’ deficiency	(4,825)	(130,328)
Total liabilities, mezzanine equity and stockholders’ deficiency	$112,603	$116,352

THE ARENA GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands of dollars, except for share data)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
	($ in thousands, except share data)		($ in thousands, except share data)
Revenue	28,241	36,229	134,828	125,907
Cost of revenue	15,923	17,154	66,479	70,189
Gross profit	12,318	19,075	68,349	55,718
Operating expenses
Selling and marketing	1,615	2,222	7,033	12,548
General and administrative	2,360	5,609	17,056	30,399
Depreciation and amortization	821	899	3,469	3,704
Loss on impairment of assets	—	—	—	1,198
Total operating expenses	4,796	8,730	27,558	47,849
Income from operations	7,522	10,345	40,791	7,869
Other (expense) income
Change in valuation of contingent consideration	—	—	—	(313)
Interest expense, net	(2,552)	(2,921)	(11,358)	(14,668)
Liquidated damages	(77)	(77)	(305)	(306)
Total other expense	(2,629)	(2,998)	(11,663)	(15,287)
Income (loss) before income taxes	4,893	7,347	29,128	(7,418)
Income tax provision	441	(133)	(520)	(249)
Income (loss) from continuing operations	5,334	7,214	28,608	(7,667)
Income (loss) from discontinued operations, net of tax	—	(334)	96,250	(93,043)
Net income (loss)	5,334	6,880	124,858	(100,710)
Basic net income (loss) per common share:
Continuing operations	$0.11	$0.20	$0.60	$(0.22)
Discontinued operations	—	(0.01)	2.03	(2.63)
Basic net income (loss) per common share	$0.11	$0.19	$2.63	$(2.85)
Diluted net income (loss) per common share:
Continuing operations	$0.11	$0.20	$0.60	$(0.22)
Discontinued operations	—	(0.01)	2.02	(2.63)
Diluted net income (loss) per common share	$0.11	$0.19	$2.62	$(2.85)
Weighted average number of common shares outstanding:
Basic	47,475,520	35,405,336	47,465,214	35,405,336
Diluted	47,693,138	35,413,918	47,666,424	35,405,336

Use of Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles in the United States of America (“GAAP”); however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We believe Adjusted EBITDA provides visibility to the underlying continuing operating performance by excluding the impact of certain items that are noncash in nature or not related to our core business operations. We calculate Adjusted EBITDA as net (income) loss as adjusted for income (loss) from discontinued operations, with additional adjustments for (i) interest expense (net), (ii) income taxes, (iii) depreciation and amortization, (iv) stock-based compensation, (v) change in valuation of contingent consideration, (vi) liquidated damages, (vii) loss on impairment of assets, and (viii) employee restructuring payments. Our non-GAAP measure may not be comparable to similarly titled measures used by other companies, have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP measures as superior to, or a substitute for, the equivalent measure calculated and presented in accordance with GAAP. Some of the limitations are that our non-GAAP measure:

●	does not reflect interest expense and financing fees, or the cash required to service our debt, which reduces cash available to us;

●	does not reflect income tax provision or benefit, which is a noncash income or expense;

●	does not reflect depreciation and amortization expense and, although this is a noncash expense, the assets being depreciated may have to be replaced in the future, increasing our cash requirements;

●	does not reflect stock-based compensation and, therefore, does not include all of our compensation costs;

●	does not reflect the change in valuation of contingent consideration and, although this is a noncash income or expense, the change in the valuations each reporting period are not impacted by our actual business operations but is instead strongly tied to the change in the market value of our common stock;

●	does not reflect liquidated damages and, therefore, does not include future cash requirements if we repay the liquidated damages in cash instead of shares of our common stock (which the investor would need to agree to);

●	does not reflect any losses from the impairment of assets, which is a noncash operating expense;

●	does not reflect payments related to employee severance and employee restructuring changes for our former executives; and

●	may not reflect proper non direct cost allocations.

The following table presents a reconciliation of Adjusted EBITDA to net income (loss), which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income (loss)	$5,334	$6,880	$124,858	$(100,710)
Less: Income (loss) from discontinued operations	—	334	(96,250)	93,043
Income (loss) from continuing operations	5,334	7,214	28,608	(7,667)
Add:
Interest expense (net) (1)	2,552	2,921	11,358	14,668
Income taxes	(441)	133	520	249
Depreciation and amortization (2)	2,265	2,373	8,887	9,692
Stock-based compensation (3)	67	295	485	2,425
Change in valuation of contingent consideration (4)	—	—	—	313
Liquidated damages (5)	77	77	305	306
Loss on impairment of assets (6)	—	—	—	1,198
Employee restructuring payments (7)	204	(33)	1,344	5,776
Adjusted EBITDA	$10,058	$12,980	$51,507	$26,960

(1)	Interest expense is related to our capital structure and varies over time due to a variety of financing transactions. Interest expense includes $142 and $658 for amortization of debt costs for the years ended December 31, 2025 and 2024, respectively, as presented in our consolidated statements of cash flows, which are noncash items. Investors should note that interest expense will recur in future periods.

(2)	Depreciation and amortization related to our developed technology and Platform is included within cost of revenue and totaled $5,418 and $5,988 for the years ending December 31, 2025 and 2024, respectively. Depreciation and amortization related to intangible assets and property & equipment is included within operating expenses and totaled $3,469 and $3,704 for the years ending December 31, 2025 and 2024, respectively. We believe (i) the amount of depreciation and amortization expense in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired tangible and intangible assets. Investors should note that the use of tangible and intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.

(3)	Stock-based compensation represents noncash costs arise from the grant of stock-based awards to employees, consultants and directors. We believe that excluding the effect of stock-based compensation from Adjusted EBITDA assists management and investors in making period-to-period comparisons in our operating performance because (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations, and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Additionally, we believe that excluding stock-based compensation from Adjusted EBITDA assists management and investors in making meaningful comparisons between our operating performance and the operating performance of other companies that may use different forms of employee compensation or different valuation methodologies for their stock-based compensation. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods. Investors should also note that such expenses will recur in the future.

(4)	Change in fair value of contingent consideration represents the change in the put option on our common stock in connection with the acquisition of Fexy Studios.

(5)	Liquidated damages (or interest expense related to accrued liquidated damages) represents amounts we owe to certain of our investors in private placements offerings conducted in fiscal years 2018 through 2020, pursuant to which we agreed to certain covenants in the respective securities purchase agreements and registration rights agreements, including the filing of resale registration statements and becoming current in our reporting obligations, which we were not able to timely meet.

(6)	Loss on impairment of assets represents certain assets that are no longer useful.

(7)	Employee restructuring payments represents severance payments to employees under employer restructuring arrangements for the three months and the years ended December 31, 2025 and 2024, respectively.

Forward-Looking Statements

This Press Release of The Arena Group Holdings, Inc. (the “Company,” “we,” “our,” and “us”) contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements relate to future events or future performance and include, without limitation, statements concerning our business strategy, future revenues and income from continuing operations, cost reductions, market growth, capital requirements, product introductions, expansion plans, our stock price relative to our peers and our share repurchase program (as disclosed in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 16, 2026 (the “2025 10-K”) and in our other SEC filings and publicly available documents). Other statements contained in this Press Release that are not historical facts are also forward-looking statements. We have tried, wherever possible, to identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and other stylistic variants denoting forward-looking statements.

We caution investors that any forward-looking statements presented in this Press Release, or that we may make orally or in writing from time to time, are based on information currently available, as well as our beliefs and assumptions. The actual outcome related to forward-looking statements will be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance, and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on forward-looking statements, which are based only on known results and trends at the time they are made, to anticipate future results or trends. We detail other risks in our public filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A, Risk Factors, in the 2025 10-K. The discussion in this Press Release should be read in conjunction with the consolidated financial statements and notes thereto included in Part II, Item 8 in the 2025 10-K.

This Press Release and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of this Press Release except as may be required by law.

The Arena Group Contact:

Morgan Fitzgerald

morgan.fitzgerald@thearenagroup.net

The Arena Group Investor Contact:

Rob Fink

FNK IR

646-809-4048

aren@fnkir.com